Exhibit 99.2

News Release

SM ENERGY COMPANY ANNOUNCES CASH TENDER OFFER FOR UP TO $750.0 MILLION AGGREGATE PRINCIPAL AMOUNT OF 8.375% SENIOR NOTES DUE 2028 ORIGINALLY ISSUED BY CIVITAS RESOURCES

DENVER - Mar. 4, 2026 - SM Energy Company (“SM Energy”) (NYSE: SM) today announced that it has commenced a cash tender offer to purchase (the “Tender Offer”) up to an aggregate principal amount not to exceed $750,000,000 (as it may be modified by SM Energy, the “Maximum Tender Amount”), of the outstanding 8.375% Senior Notes due 2028 (CUSIP Numbers Rule 144A: 17888HAA1 / Reg. S: U1638HAA5) (the “Notes”), originally issued by Civitas Resources, Inc. (“Civitas”), and assumed by SM Energy in connection with the closing of its merger with Civitas, subject to the terms and conditions set forth in the Offer to Purchase dated March 4, 2026 (as it may be amended or supplemented from time to time, the “Offer to Purchase”). The following table sets forth certain terms of the Tender Offer:

Title of Notes	CUSIP Numbers / ISIN	Aggregate Principal Amount Outstanding(1)	Maximum Tender Amount	Tender Offer Consideration(2)(3)	Early Tender Premium(2)(4)	Total Consideration(2)(5)
8.375% Senior Notes due 2028	17888HAA1 / US17888HAA14 U1638HAA5 / USU1638HAA50	$1,350,000,000	$750,000,000	$981.75	$50	$1,031.75

(1)	As of the date of this press release.
(2)	Holders will also receive accrued and unpaid interest from the last interest payment with respect to the Notes accepted for purchase to, but not including, the Early Settlement Date (as defined below) or the Final Settlement Date (as defined below), as applicable.
(3)	For each $1,000 principal amount of Notes validly tendered in the Tender Offer after the Early Tender Date (as defined below) but at or prior to the Expiration Date (as defined below) and accepted for purchase.
(4)	For each $1,000 principal amount of Notes validly tendered and not validly withdrawn in the Tender Offer at or prior to the Early Tender Date and accepted for purchase.
(5)	For each $1,000 principal amount of Notes validly tendered and not validly withdrawn in the Tender Offer at or prior to the Early Tender Date and accepted for purchase. Includes the Early Tender Premium.

The Tender Offer will expire at 5:00 p.m., New York City time, on April 1, 2026, unless extended (such date and time, as the same may be extended, the “Expiration Date”). Holders who validly tender their Notes at or prior to 5:00 p.m., New York City time, on March 17, 2026, unless such date is extended or earlier terminated (the “Early Tender Date”), will be eligible to receive the “Total Consideration” set forth in the table above for each $1,000 principal amount of Notes. The Total Consideration includes the “Early Tender Premium” set forth in the table above. Holders who validly tender their Notes after the Early Tender Date, but at or prior to the Expiration Date, and do not validly withdraw such Notes, will only be eligible to receive the “Tender Offer Consideration” as set forth in the table above, which does not include the Early Tender Premium. In addition to the Total Consideration or the Tender Offer Consideration, as applicable, holders who validly tender and do not validly withdraw Notes and whose Notes are accepted for purchase will receive accrued and unpaid interest, up to, but not including, the applicable settlement date. The settlement date with respect to all Notes validly tendered at or prior to the Early Tender Date and not validly withdrawn and accepted for purchase is expected to be the second business day after the Early Tender Date, or as promptly as practicable thereafter (such date, as the same may be extended, the “Early Settlement Date”). The Early Settlement Date is currently expected to be on March 19, 2026. If the Tender Offer is not fully subscribed as of the Early Settlement Date, the settlement date with respect to all Notes validly tendered after the Early Tender Date, but at or prior to the Expiration Date, and not validly withdrawn, is expected to be on the second business day after the Expiration Date, or promptly thereafter (such date, as the same may be extended, the “Final Settlement Date”). The Final Settlement Date is currently expected to be April 3, 2026.

Notes validly tendered may not be withdrawn after 5:00 p.m., New York City time, on March 17, 2026 (such date and time, as the same may be extended, the “Withdrawal Date”), except as may be required by law.

Notes validly tendered at or prior to the Early Tender Date will be accepted for purchase with priority over the Notes validly tendered after the Early Tender Date, but at or prior to the Expiration Date.

Acceptance for tenders of the Notes may be subject to proration if the aggregate principal amount of the Notes validly tendered and not validly withdrawn is greater than the Maximum Tender Amount. Furthermore, if the Tender Offer to purchase Notes is fully subscribed as of the Early Tender Date, holders who validly tender Notes after the Early Tender Date will not have any of their Notes accepted for purchase and there will be no Final Settlement Date.

SM Energy reserves the right, but is under no obligation, to increase the Maximum Tender Amount at any time, subject to compliance with applicable law. If SM Energy increases the Maximum Tender Amount, it does not expect to extend the Withdrawal Date, subject to applicable law.

The completion of the Tender Offer is subject to a number of conditions that are set forth in the Offer to Purchase, including, among other things, the successful completion by SM Energy of a new senior debt offering. The Tender Offer is not conditioned on any minimum amount of Notes being tendered.

The terms and conditions of the Tender Offer, including SM Energy’s obligation to accept the Notes tendered and pay the purchase price therefor, are set forth in the Offer to Purchase. SM Energy may, at its own discretion, amend, extend or, subject to certain conditions, terminate the Tender Offer.

SM Energy has retained BofA Securities, Inc. as dealer manager and solicitation agent. Questions regarding the Tender Offer may be directed to BofA Securities, Inc. at (980) 683-1735 or by e-mail at debt_advisory@bofa.com. For questions concerning delivery by means of the Automated Tender Offer Program and to obtain copies of the Offer to Purchase, please contact the Information Agent, D.F. King & Co., Inc. at (877) 732-3617 (toll-free) and (212) 257-2543 or by e-mail at sm@dfking.com.

This press release does not constitute an offer to purchase or redeem or the solicitation of an offer to sell the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

DISCLOSURES

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that we expect, believe, or anticipate will or may occur in the future are forward-looking statements. The words “action,” “anticipate,” “deliver,” “demonstrate,” “establish,” “estimate,” “expects,” “goal,” “generate,” “guidance,” “integrate,” “maintain,” “objectives,” “optimize,” “project,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, but are not limited to, among other things, the completion of the Tender Offer. Such forward-looking statements are based on assumptions and analyses made by SM Energy in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors that SM Energy believes are appropriate under the circumstances. These statements involve known and unknown risks, which may cause SM Energy’s actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of SM Energy’s most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in SM Energy’s other periodic reports filed with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance and actual results or performance may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements contained herein speak as of the date of this release. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in the states of Colorado, New Mexico, Texas and Utah. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.

INVESTOR CONTACTS

Patrick Lytle, plytle@sm-energy.com, 303-864-2502

Meghan Dack, mdack@sm-energy.com, 303-837-2426